Worthington Enterprises Declares Quarterly Dividend;

Recognizes Contributions of Three Retiring Directors

COLUMBUS, OHIO (September 22, 2026) – The Worthington Enterprises Inc. (NYSE: WOR) board of directors today declared a quarterly dividend of $0.20 per share. The dividend is payable on December 29, 2026, to shareholders of record on December 15, 2026. The company has paid a quarterly dividend since its initial public offering in 1968.

The fiscal first quarter board meeting concluded the service of Michael Endres, Ozey Horton, Jr., and Virgil Winland. Collectively, Endres, Horton and Winland have 97 years of service and affiliation with the company.

“Mike, Ozey and Virgil have each made an extraordinary contribution to Worthington Enterprises, and we are deeply grateful for their many years of service,” said Chairman of the Board John Blystone. “Together, they brought tremendous experience, sound judgment and a genuine commitment to doing what is right for the company and its shareholders. On behalf of the entire board, I thank Mike, Ozey and Virgil for their leadership, counsel and friendship, and for the lasting impact they have made on Worthington Enterprises.”

Worthington Enterprises will hold its quarterly earnings conference call tomorrow at 8:30 a.m. ET. The company will discuss its fiscal first quarter results, which will be released after the market closes this afternoon.

LIVE CONFERENCE CALL DETAILS

Date: Wednesday, September 23, 2026

Webcast Link: https://events.q4inc.com/attendee/812708534

Starting Time: 8:30 a.m. ET

Domestic Participants: 833-461-5787

Conference ID: 812708534

About Worthington Enterprises

Worthington Enterprises Inc. (NYSE: WOR) is a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences. Building Performance Solutions (formerly Building Products) delivers essential engineered products that enhance performance across residential and commercial buildings, including critical facilities such as data centers. Its products support building systems, and climate and comfort applications. The segment primarily serves OEMs and distributors. Trade & Specialty Solutions (formerly Consumer Products) includes market-leading brands used by professional tradespeople and consumers across tools, portable propane and helium and other specialty applications. The Worthington Enterprises portfolio includes Balloon Time®, Bernzomatic®, ClarkDietrich, Coleman® propane cylinders, Elgen, General®, HALO™, LEVEL5 Tools®, Ragasco®, Roof Hugger®, Well-X-Trol® and Worthington Armstrong Venture (WAVE), among others.

Headquartered in Columbus, Ohio, Worthington Enterprises employs approximately 4,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Forward-Looking Statements

Statements by Worthington Enterprises that are not limited to historical information constitute “forward-looking statements” under federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from those expected by Worthington Enterprises. Readers should evaluate forward-looking statements in the context of such risks, uncertainties and other factors, many of which are described in Worthington Enterprises’ filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements are qualified by the cautionary statements included in Worthington Enterprises’ SEC filings and other public communications. This press release speaks only as of the date hereof. Worthington Enterprises does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

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